SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549



                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):  May 14, 1996



                              EASTGROUP PROPERTIES
     (Exact name of Registrant as specified in its charter)



                                     Maryland
         (State or other jurisdiction of incorporation)



       1-7094                              13-2711135
(Commission File Number)       (IRS Employer Identification No.)


300 One Jackson Place
188 East Capitol Street
P.O. Box 22728
Jackson, Mississippi                         39225-2728
(Address of principal executive offices)     (Zip Code)


Registrant's telephone number (601) 354-3555



  (Former name or former address, if changed since last report)



                            FORM 8-K

                      EASTGROUP PROPERTIES

Item 2.  Acquisition or Disposition of Assets

     On May 14, 1996, EastGroup-LNH Corporation, a wholly-owned subsidiary of EastGroup Properties ("EastGroup" or the "Trust"), merged with LNH REIT, Inc.("LNH"). Under the terms of the merger, shareholders of LNH received .3671 of one share of EastGroup for each share of LNH owned by them, resulting in the issuance by EastGroup of an aggregate of approximately 618,000 shares of beneficial interest. Information regarding LNH assets, the principles followed in determining the amount of shares of beneficial interest issued by EastGroup in the merger, and the nature of certain relationships between LNH and EastGroup is contained in EastGroup's Prospectus dated April 15, 1996, which is a part of EastGroup's Registration Statement on Form S-4 (No. 33-65337), which is incorporated by reference.

     The unaudited Pro Forma Consolidated Financial Statements that are attached as an Exhibit hereto are based on EastGroup's and LNH's historical financial data as adjusted to give effect to the business combinations involving Mergers between EastGroup's subsidiary and LNH on the basis described in the notes thereto.

Item 7.  Financial Statements and Exhibits

     (a)  Financial Statements of LNH

     The following audited financial statements of LNH are filed herewith:

     LNH REIT, Inc.                                   Page

     Report of Independent Auditors                     5
     Consolidated Balance Sheets - as of
       December 31, 1995 and 1994                       6
     Consolidated Statements of Operations - for
       the years ended December 31, 1995 and 1994       7
     Consolidated Statements of Cash Flows - for
       the years ended December 31, 1995 and 1994       8
     Consolidated Statements of Changes in
       Stockholders' Equity - for the years ended
       December 31, 1995 and 1994                       9
     Notes to Consolidated Financial Statements        10



     The following unaudited financial statements of LNH are filed herewith:

     LNH REIT, INC.                                        PAGE

     Consolidated Balance Sheet (Unaudited)
       as of March 31, 1996                                 23
     Consolidated Statement of Operations (Unaudited)
       for the three months ended March 31, 1996 and 1995 24 Consolidated Statement of Cash Flow (Unaudited)
       for the three months ended March 31, 1996 and 1995   25
     Notes to Consolidated Financial Statements             26

     (b)  Pro Forma Consolidated Financial Statements.

     Then following unaudited Pro Forma Consolidated Financial
     Statements are filed herewith:

     EASTGROUP PROPERTIES                             PAGE

     Pro Forma Consolidated Balance Sheet
      (Unaudited) - as of December 31, 1995            27
     Pro Forma Consolidated Statement of
       Operations(Unaudited) - for the year
       ended December 31, 1995                         31
     Pro Forma Consolidated Statement of
       Operations (Unaudited) - for the three
       months ended March 31, 1996                     35

     (c)  Exhibits.

     The following exhibit is incorporated herein by reference:

     (1) Agreement and Plan of Merger among EastGroup,EastGroup-LNH Corporation and LNH dated as of December 22, 1995(as amended by the First Amendment to Agreement and Plan of Merger dated March 18, 1996) incorporated by reference to Appendix A of EastGroup's Prospectus dated April 15, 1996, which is a part of EastGroup's Registration Statement on Form S-4 (No. 33-65337). EastGroup agrees to furnish supplementally to the Commission upon request a copy of any omitted schedule or exhibit to the Agreement and Plan of Merger.

     The following exhibit is included herein:

     23(a) Consent of Independent Auditors






                            FORM 8-K

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   EastGroup Properties
                                   (Registrant)


Dated:  May 24, 1996               By: \s\ Keith McKey
                                        N. Keith McKey, CPA
                                        Executive Vice-
                                        President, Chief
                                        Financial Officer,
                                        and Secretary

                                        \s\ Diane Hayman
                                        Diane W. Hayman, CPA
                                        Controller


REPORT OF INDEPENDENT AUDITORS

Stockholders and Board of Directors
LNH REIT, Inc.

    We have audited the accompanying consolidated balance sheets of LNH REIT, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of LNH REIT, Inc. and subsidiaries at December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                               ERNST & YOUNG LLP

Jackson, Mississippi
March 15, 1996










                   CONSOLIDATED BALANCE SHEETS
                (In thousands, except share data)

                                               December 31
                                      --------------------------
                                             1995           1994
                                       ------------    ----------

Assets
Mortgage loans                          $     7,135   $    5,149
Mortgage loans subject to foreclosure
  proceedings                                     -        5,960
Real estate properties:
  Earning
    Warehouse                                 4,166        4,073
    Shopping center                           6,465        6,867
    Accumulated depreciation                   (796)        (427)
  Joint venture in Cowesett                   6,011            -
  Non-earning land                              776        3,067
                                        -----------   ----------
                                             23,757       24,689
Less allowance for losses                      (275)        (525)
                                        -----------   ----------
                                             23,482       24,164
Marketable equity securities                    675          525
Cash and cash equivalents                     1,016        1,660
Accrued interest and other receivables          502          285
                                        -----------   ----------
                                        $    25,675   $   26,634
                                        ===========   ==========
Liabilities
Minority interest                       $     1,476   $    1,510
Accrued expenses and other liabilities          750          493
                                        -----------   ----------
                                              2,226        2,003
                                        -----------   ----------
Stockholders' Equity
Common stock, $.50 par value,
  15,000,000 shares authorized,
  2,200,000 shares issued and
  outstanding in 1995 and 1994                1,100        1,100
Paid in capital                              24,839       27,215
Deficit                                      (2,996)      (4,040)
Unrealized gain on marketable
  equity securities                             506          356
                                        -----------    ---------
                                             23,449       24,631
                                        -----------   ----------
                                        $    25,675   $   26,634
                                        ===========   ==========
         See notes to consolidated financial statements

              CONSOLIDATED STATEMENTS OF OPERATIONS
              (In thousands, except per share data)

                                         Year Ended
                                         December 31
                                     -------------------
                                          1995      1994
                                     --------    -------
Revenues
Revenue from real estate properties     $1,451    $1,249
Interest income:
  Mortgage loans                           889       574
  Cash equivalents and other                52       101
Equity in operation of
  Cowesett joint venture                    40         -
Other income                                47       226
                                     --------    -------
                                         2,479     2,150
                                     --------    -------
Expenses
Management fees                            294       338
Real estate expenses
  Operating                                521       605
  Depreciation                             369       277
Professional fees                          283        49
General and administrative                 216       178
Provision for losses                       189       525
Minority interest expense                   98        54
                                     --------    -------
                                         1,970     2,026
                                     --------    -------

Income before gain on investments          509       124
                                     --------    -------
Gain on investments
Real estate and mortgage loans             535       135
                                     --------    -------
Net Income                            $  1,044    $  259
                                      ========   =======


Net Income per share                   $   .47    $  .12
                                      ========   =======

Average number of shares outstanding     2,200     2,200
                                      ========   =======

         See notes to consolidated financial statements

              CONSOLIDATED STATEMENTS OF CASH FLOW
                         (In thousands)

                                               Year Ended
                                               December 31
                                       -------------------------
                                           1995           1994
                                       ----------     ----------
Operating Activities
  Net income                           $    1,044     $      259
   Adjustments to reconcile
   net income to net cash provided
   by operating activities:
    Amortization of deferred financing
      fees and discount on mortgage loans     (62)           (60)
    Depreciation                              378            277
    Joint Venture investment                  (50)             -
    Provision for losses                      189            525
    Gain on investments                      (535)          (135)
    Other                                     (45)           (35)
    Net change in receivables, payables
     and other assets                          49            (14)
                                      -----------     ----------
Cash provided by operating activities         968            817
                                      -----------     ----------
Investing Activities
  Collections on mortgage loans               269          3,999
  Improvements to real estate                (130)          (228)
  Proceeds from sale of real estate           625             44
                                      -----------     ----------
Cash provided by investing activities         764          3,815
                                      -----------     ----------
Financing Activities
  Dividends paid                           (2,376)        (4,312)
                                      -----------     ----------
Cash used in financing activities          (2,376)        (4,312)
                                      -----------     ----------
Net increase (decrease) in cash and
  cash equivalents                           (644)           320
Cash and cash equivalents at
  beginning of year                         1,660          1,340
                                      -----------     ----------
Cash and cash equivalents at
  end of year                         $     1,016     $    1,660
                                      ===========     ==========

         See notes to consolidated financial statements







         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                         (In thousands)


                                               Year Ended
                                               December 31
                                      --------------------------
                                           1995           1994
                                      -----------     ----------
Common stock, $.50 par value
  Balance at beginning and
  end of period                       $     1,100     $    1,100
                                      -----------     ----------
Paid-in capital
  Balance at beginning of period           27,215         31,527
  Cash dividends declared and paid         (2,376)        (4,312)
                                      -----------     ----------
  Balance at end of period                 24,839         27,215
                                      -----------     ----------
Deficit
  Balance at beginning of period           (4,040)        (4,299)
  Net income                                1,044            259
                                      -----------     ----------
  Balance at end of period                 (2,996)        (4,040)
                                      -----------     ----------
Unrealized gain on marketable
equity securities
  Balance at beginning of period              356              -
  Change in unrealized gain on
   securities                                 150            356
                                      -----------     ----------
  Balance at end of period                    506            356
                                      -----------     ----------
Total stockholders' equity            $    23,449     $   24,631
                                      ===========     ==========


         See notes to consolidated financial statements

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

       The Company operates as a real estate investment trust ("REIT") under Sections 856-860 of the Internal Revenue Code. The Company's revenues consist principally of rental income from operating real estate properties and interest income from mortgage loans. At December 31, 1995, the Company's investments consisted, principally, of four mortgage loans collateralized by real estate, three operating real estate properties (two shopping centers and one industrial distribution center), and undeveloped land.

Proposed Merger

       On September 6, 1995 (amended on December 6, 1995), LNH REIT, Inc. and EastGroup Properties announced that the Special Committees of the Boards of each company had agreed in principle to a merger between LNH and EastGroup. See Note L to the Financial Statements for further details of this event.

Principles of Consolidation

   The consolidated financial statements include the accounts of LNH REIT, Inc., its wholly owned subsidiaries and a 77.78% owned joint venture (referred to collectively as "LNH" or "the Company"). The property included in the joint venture is the Liberty Corners Shopping Center located in Kansas City, Missouri. The Liberty Corners joint venture's assets, liabilities, revenues and expenses are recorded by the Company with minority interest provided for the 22.22% not owned. All significant intercompany transactions and accounts have been eliminated in consolidation.

   For years ending after December 31, 1992, the Company adopted the financial statement reporting provisions of Regulation S-B of the Securities and Exchange Commission.

Recognition of Interest Income

   Interest is taken into income when earned. The Company discontinues the accrual of income when circumstances exist which cause the collection of such income to be doubtful. The determination to discontinue accruing income is made after review by management of all relevant facts including delinquency in payment of principal, interest and the credit of the borrower.

NOTE A - ACCOUNTING POLICIES (continued)

Revenue from Real Estate Properties

   Minimum rents are recognized ratably over the lease term. Rents that represent tenant reimbursements of certain expenses are recognized as the applicable services are provided or the expenses incurred and totalled $320,000 in 1995 and $300,000 in 1994.

Earnings Per Share

   Earnings per share is based on the average number of shares of common stock outstanding during each year.

Use of Estimates

   The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Real Estate Properties

  Foreclosed properties are recorded at the lower of cost or fair value at the date of foreclosure. A provision for losses, if any, is determined at the time of foreclosure in an amount equal to the excess of the recorded investment over estimated fair
value.   The  carrying  value  of  real  estate  properties   are
evaluated in relation to current estimates of net realizable value. If necessary, a provision for losses is recorded to write-down carrying value to the estimated net realizable value.

Depreciation

   Depreciation for financial reporting purposes is provided by the straight-line method over the estimated useful lives of the property. Buildings are depreciated over a 30 year estimated useful life and tenant improvements over a 5 year estimated useful life. Depreciation for tax reporting purposes is provided by the straight-line method over the applicable Modified Accelerated Cost Recovery System (MACRS) life.

NOTE A - ACCOUNTING POLICIES (continued)

Allowance for Possible Losses

   Prior to January 1, 1995, the Company followed the method of determining the allowance for possible losses prescribed by the AICPA Statement of Position on Accounting Practices for Real Estate Investment Trusts. Under this method, the Company established an allowance for possible losses on mortgage loans based upon management's evaluation of the recoverability of each loan in its portfolio through a comparison of the carrying value of an investment with its estimated net realizable value. In determining estimated net realizable value, consideration is given to such factors as the financial condition of the borrower and the determination of collectibility; the estimated selling price a property will bring if exposed for sale in the open market allowing a reasonable time to find a purchaser; prevailing economic conditions; expectations of future development; the estimated  cost  to  complete and improve such  property  to  the condition used in determining the estimated selling price; the cost to dispose of the property; and the cost to hold the property (including an interest factor based on the Company's cost of funds) to the estimated time of sale.

   Beginning January 1, 1995, the Company adopted Financial Accounting Standards Board No. 114, "Accounting by Creditors for Impairment of a Loan." Under the new standard, the 1995 allowance for credit losses related to loans that are identified for evaluation in accordance with Statement 114 is based on discounted cash flows using the loan's initial effective interest rate or the fair value of the collateral for certain collateral dependent loans. The effect of adopting FASB 114 on results of operations for 1995 and the allowance for possible losses was not material.

   This evaluation is inherently subjective as it requires material estimates including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.

NOTE A - ACCOUNTING POLICIES (continued)

Income Taxes

   The Company qualified as a real estate investment trust under Sections 856-860 of the Internal Revenue Code and intends to continue to qualify as such. The Company has distributed all of its taxable income to its shareholders, and, accordingly, no provision for federal or state income taxes has been made and no income taxes have been paid. Distributions paid per share in 1995 and 1994 for income tax purposes were as follows:


                                         1995     1994
                Ordinary Income        $  .05   $  .63
                Return of Capital        1.03     1.33
                    Total              $ 1.08   $ 1.96

   Taxable income differs from income reported for financial reporting purposes primarily because of (1) the timing of the deduction for the provision for possible losses, writedowns of real estate investments and losses on securities, (2) different depreciation methods and lives, and (3) different rates of interest income accrual.

Marketable Equity Securities

   On January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and classified its investments as securities available-for-sale. Accordingly, as of December 31, 1995 and 1994, investment securities are carried at fair value with the unrealized gain of $506,000 and $356,000, respectively, presented as a separate component of stockholders' equity.

Cash and Cash Equivalents

   Cash and cash equivalents include cash on hand and highly liquid investments with original maturities of three months or less.

Reclassifications

   Certain amounts in the prior year financial statements have been reclassified to conform to the current year's presentation.

NOTE B - MORTGAGE LOANS

     The unpaid balances of mortgage loans, summarized by type of loan, are as follows:

        Type of Loan                               December 31
                                                 1995     1994
                                                (In thousands)
         Shopping Centers.................    $ 1,868    $ 7,822
         Land ............................      5,267      3,287
                                              $ 7,135    $11,109

The unpaid balances of mortgage loans, which bear interest at an average rate of 8.91%, are scheduled to mature in succeeding years as follows:

                          Year                      Amount
                                                (In thousands)
                          1996                      $   144
                          1997                          154
                          1998                        2,034
                          1999                        4,803
                                                    $ 7,135


   Because of the circumstances discussed in Note C regarding the Cowesett Corners Shopping Center, the interest income on this loan was accounted for on the cash basis. The amount of interest foregone on this loan due to this accounting method was $346,000 and $562,000 in the years ending December 31, 1995 and 1994, respectively.

    The   amount   of  loan  discounts  and  related  accumulated
amortization  reflected as a reduction to the carrying  value  of mortgage loans were as follows:
                                         December 31,
                                      1995           1994

       Loan  discounts                $  292,000       $  292,000
       Accumulated amortization         (108,000)        ( 59,000)
                                       $ 184,000        $ 233,000

   The federal income tax basis of mortgage loans at December 31, 1995 is approximately $7,319,000. The federal income tax return for the year ended December 31, 1995 has not been filed, and, accordingly, the income tax basis of mortgage loans as of December 31, 1995 is based on preliminary data.

NOTE C - REAL ESTATE INVESTMENTS

       At  December  31, 1995, the Company's investment  in  land includes  three  parcels of undeveloped land,  approximately  141
acres  in  total,  located in Houston, Texas.   The  land  has  a
carrying value of $776,000 at December 31, 1995.

       Also included in real estate investments at December 31,1995 are the Linpro Commerce Center in Fort Lauderdale, Florida, the Liberty Corners shopping center in Kansas City, Missouri, and the Cowesett Corners shopping center in Warwick, Rhode Island. The Linpro Commerce Center is a 99,000 square foot industrial building, and it is used by tenants as an office, showroom and warehouse. Upon foreclosure in 1992, the property was recorded at its estimated fair value of $3,800,000, resulting in a loss of $1,350,000. At December 31, 1995, the property was 95% occupied.

       The Liberty Corners Shopping Center is a 121,432 square foot commercial facility that was 85% leased at December 31,1995. The shopping center was collateral to a 77.78% mortgage loan participation the Company owned with an outstanding principal balance of $6,689,000 and a carrying value, net of allowance for losses and deferred income, of $5,294,000. The Company received a deed in lieu of foreclosure to Liberty Corners on February 25, 1994, and title to the property is held as tenants in common with the 22.22% participant in the mortgage loan. The Company recorded the total assets, liabilities, revenues and expenses of the center with minority interest provided for the 22.22% not owned. The Company recorded the original investment at $6,806,000, which included the participant's 22.22% minority interest of $1,512,000. In December 1995, the carrying value of the Liberty Corners Shopping Center was adjusted to net realizable value. The write-down of $439,000, net of minority interest, is reflected in the Company's December 31, 1995 financial statements. The resulting carrying value of Liberty Corners is management's best estimate of the property's net realizable value.

       The Cowesett Corners Shopping Center is a 135,713 square foot shopping center in Warwick, Rhode Island. The Company acquired title on December 1, 1995 through foreclosure and recorded its net loan investment of $5,971,000 as an investment in a joint venture. The company owns 50% of the investment and accounts for this investment on the equity method of accounting. The investment at December 31, 1995 amounted to $6,011,000. The shopping center was 97% leased at December 31, 1995.

NOTE C - REAL ESTATE INVESTMENTS - (continued)

       The following is a schedule by year of future approximate minimum rental receipts under non-cancelable leases for the Linpro Commerce Center, Liberty Corners Shopping Center and
Cowesett Corners Shopping Center as of December 31, 1995:

                          Year                      Amount
                                                (In thousands)
                          1996                      $ 2,555
                          1997                        2,393
                          1998                        2,165
                          1999                        1,571
                          2000                        1,391
                      Subsequently                    6,998
                                                    $17,073

     The federal income tax basis of real estate, net of depreciation as of December 31, 1995, is approximately $19,661,000. The federal income tax return for the year ended December 31, 1995 has not been filed, and, accordingly, the income tax basis of real estate as of December 31, 1995 is based on preliminary data.

NOTE D - ALLOWANCE FOR LOSSES

      Activity in the allowance account was as follows:

                                          Year Ended December 31
                                           1995             1994
                                              (In thousands)
Beginning balance................. ....  $   525         $ 1,356
Provision for losses...................                      525
Charge-offs on foreclosures and sales..                   (1,356)
Recoveries of provisions for losses....     (250)
Ending balance.........................  $   275         $   525

       At December 31, 1995, the recorded investment in mortgage loans that was considered to be impaired under FASB 114 was one mortgage loan (Citrus Center) with a carrying value of $1,868,000. This loan, for which the Company owns a 20.99%
participation, was modified in 1995. The interest rate was reduced from 9% to 8%, with the 1% difference to be deferred until the note matures on November 30, 1998. Certain payments past due at June 1995 along with the unpaid principal balance is due on November 30, 1998. At December 31, 1995, the balance of the allowance for losses related to this mortgage loan. This allowance ($275,000) had been recorded at December 31, 1994. For the years ended December 31, 1995 and 1994, the Company

NOTE D - ALLOWANCE FOR LOSSES (continued)

recognized interest income on this impaired loan of $174,000 and $85,000, respectively, compared to interest income according to its original terms of $172,000 in each year.

       During the year ended December 31, 1995 and 1994, the Company's investment in a mortgage loan collateralized by Cowesett Corners Shopping Center was impaired and nonperforming. At December 31, 1994, the Company had recorded an allowance for losses related to this mortgage loan of $250,000. Because of the expected pay-off of this mortgage loan in 1995, the Company reduced its allowance for losses by this amount. The mortgage loan was foreclosed effective December 1, 1995. See Note C. For the years ended December 31, 1995 and 1994, the Company recognized interest income on this loan of $222,000 and $58,000, respectively, compared to interest income according to its original terms of $568,000 and $620,000, respectively.

NOTE E - RELATED PARTY TRANSACTIONS

       Until April 1992, the Company was managed pursuant to a Management Agreement with L & N Housing Managers, Inc. ("Prior Manager"), a wholly-owned subsidiary of Lomas Financial
Corporation ("LFC"). The Prior Manager served as the Company's investment advisor, administering the day-to-day affairs of the Company and representing the Company in its dealing with third parties, subject to the supervision of the Company's Board of Directors. LFC also owned 352,000 shares of the Company's common stock.

       In 1992, EastGroup Properties, a Maryland real estate investment trust ("EastGroup"), and Walker Investments L.P. ("Walker"), purchased 352,000 shares of the Company's Common Stock from LFC. The agreement pursuant to which the shares were purchased (the "Agreement") further provided that the Prior Manager would assign its rights and duties as manager under the Management Agreement to LNH REIT Managers, a Mississippi general partnership (the "Manager") which is an affiliate of EastGroup and Walker. The Management Agreement was amended to substitute the Manager for the Prior Manager under the Management Agreement. EastGroup and Walker agreed to pay an aggregate of $406,000 to the Company, in consideration of the assignment of the Prior Manager's duties and responsibilities as manager under the Management Agreement to LNH REIT Managers. The $406,000 has been paid in installments subject to the maximum amount that the Company may receive in a year without violating the 95% gross

NOTE E - RELATED PARTY TRANSACTIONS (continued)

income test set forth in Section 856(c) of the Internal Revenue Code. The unpaid balance of the $406,000 accrued simple interest at the rate of 6.6% and the obligation of EastGroup and Walker to pay any unpaid balance of the $406,000 terminated on January 1, 1996. During the year ended December 31, 1995 and 1994, the Company accrued $41,000 and $125,000, respectively, as income pursuant to the assignment of the Management Agreement and recorded $2,000 and $10,000, respectively, in interest on the unpaid balance. The final payment on this obligation was received in September 1995.

        On March 24, 1995, EastGroup and its wholly owned subsidiary, EGP Managers, Inc. ("EGP Managers"), entered into an agreement (the "March 24, 1995 Agreement") with Walker and certain entities affiliated with Walker and its affiliates pursuant to which EastGroup agreed to purchase 383,775 shares of the Company's Common Stock from Walker and EGP Managers agreed to purchase Walker's interest in the Manager. On that same date, the Board of Directors of the Company approved an additional amendment to the Management Agreement pursuant to which EGP Managers would assume the obligations and duties of Managers under the Management Agreement effective upon the Closing of the transactions set forth in the March 24, 1995 Agreement, which Closing took place on April 3, 1995. The Management Agreement, as amended, was renewed at its original expiration on December 31, 1995 but it will terminate on the effective date of the Company's merger with EastGroup Properties.

       The Manager had entered into an Administration Agreement with Congress Street Properties, Inc. (" Congress Street"), a Delaware corporation and then an affiliate of EastGroup, pursuant to which Congress Street provided day-to-day administrative services to the Company, including office space, equipment and personnel incident thereto. The Administration Agreement was terminated by EGP Managers effective March 31, 1995.

       Pursuant to the Management Agreement, the Company has no employees. All personnel required for the administration of the Company's operations, including LNH's officers, were compensated by EastGroup. The Company bears the costs of independent agents, such as attorneys, auditors and appraisers, retained on behalf of the Company; of expenses connected with the acquisition, operation and disposition of its real property interests; and of shareholder communications, directors' fees and franchise taxes.

NOTE F - MARKETABLE EQUITY SECURITIES

    The Company's investment in marketable equity securities consists of the following:

                 December 31, 1995           December 31, 1994
              -------------------------  ------------------------
                                Quoted                     Quoted
             Ownership          Market  Ownership          Market
              Interest  Cost     Value  Interest   Cost     Value
             --------- ------- ------   -------- --------- ------
Liberte'              (In thousands)            (In thousands)
Investors      2.41%  $  169  $  675      2.41%  $  169   $  525
("Liberte'")         =======  ======            =======    =====

       On January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and classified its investments as securities available-for-sale. Accordingly, as of December 31, 1995 and 1994, investment securities are carried at fair value with the unrealized gain of $506,000 and $356,000, respectively, presented as a separate component of stockholders' equity.

      The income tax basis of the investment in marketable equity securities at December 31, 1995 was $6,028,000.

NOTE G - SUPPLEMENTAL CASH FLOW INFORMATION

        The   following  table  provides  information   regarding
supplemental cash and noncash investing and financing activities:

                                           Year Ended December 31
                                            1995            1994
                                             (In thousands)
Loan foreclosures, net of allowance for
  losses, added to real
  estate properties...................     $ 5,971       $ 6,806 (1)
Loans made to facilitate sales of real
  estate owned........................       2,200           200
Unrealized gain on marketable equity
  securities..........................         150           356

(1) This includes the 22.22% minority participant's ownership of $1,512,000.

NOTE H - REVERSE REPURCHASE AGREEMENT

       The Company does not in the ordinary course of business take possession of the securities which collateralize its reverse repurchase agreements (assets purchased under agreements to resell). The Company has controls which consist of the right to demand additional collateral or return of these invested funds at anytime the collateral value is less than the invested funds plus any accrued earnings thereon. The Company conducts these transactions on a short term basis with Deposit Guaranty National Bank with which it has a normal business relationship. At December 31, 1995, the Company had $645,000 invested in reverse repurchase agreements which can be withdrawn at any time without penalty.

NOTE I - INCENTIVE COMPENSATION PLAN

       In December 1993, the Board of Directors approved the LNH REIT, Inc. Incentive Compensation Plan, ("Incentive Plan") which was effective as of October 1, 1993. Under the Incentive Plan, 80,000 incentive compensation units were granted to officers of the Company. An incentive compensation unit is a right to receive an amount equal to the dividend paid on a specified number of shares and is payable to the grantee in cash as the corresponding payments are made to shareholders. At December 31, 1994, 80,000 incentive compensation units were outstanding under the incentive plan and there were no additional units available for grant. Compensation expense related to the Incentive Plan for the years ended December 31, 1995 and 1994 was $34,000 and $37,000, respectively.

NOTE J - NEWLY ISSUED ACCOUNTING STANDARDS

        In March 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying value amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company will adopt Statement 121 in the first quarter of 1996 and, based on current circumstances, does not believe the effect of adoption will be material.

NOTE K - FAIR VALUE OF FINANCIAL INSTRUMENTS

       The following table represents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1995. FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

                                                       1995
                                                 Carrying    Fair
                                                 Amount     Value
                                                   (In thousands)
   Financial Assets
          Cash and cash equivalents            $1,016     1,016
          Investment in marketable
            securities                            675       675
          Mortgage loans                        6,860     6,899

    The carrying amounts shown in the table are included in the balance sheet under the indicated captions, net of related allowance for losses.

    The following methods and assumptions were used to estimate fair value of each class of financial instruments.

    Cash and cash equivalents: The carrying amounts approximate fair value because of the short maturity of those instruments.

Mortgage loans: The fair value of performing mortgage loans is estimated using discounted cash flows at current interest rates for loans with similar terms and maturities. The fair value for nonperforming loans is based on the underlying estimated collateral value.

Investment in marketable securities: The fair value of the equity investment is based on quoted market prices at the reporting date for the investment. Because this investment is classified as a security available-for-sale, it is carried at fair value with the unrealized gain of $506,000 presented as a separate component of stockholders' equity.


NOTE L - PROPOSED MERGER

       On September 6, 1995 (amended on December 6, 1995), LNH REIT, Inc. and EastGroup Properties announced that the Special Committees of the Boards of each company had agreed in principle to a merger between LNH and EastGroup. The Company's shareholders would receive shares of EastGroup with a value of $8.10 for each LNH share. The number of EastGroup shares that LNH shareholders receive would be determined by dividing the value $8.10 by the average trading price of EastGroup shares during the 10 trading days prior to the effective date of the merger. EastGroup presently owns 23.4% of LNH. The merger is subject to several conditions, including shareholder approval, receipt of a satisfactory fairness opinion by LNH and registration of the EastGroup shares to be issued in the merger with the Securities and Exchange Commission. As a result of the transaction, EastGroup will succeed to the operations and net assets of the Company and the Company will cease to be a reporting company under the Securities Exchange Act of 1934, as amended.
             CONSOLIDATED BALANCE SHEET (Unaudited)
                (In thousands, except share data)

                                           March 31
                                        -------------
                                             1996
                                         ------------
Assets
Mortgage loans                          $     7,120
Real estate properties:
  Earning
    Warehouse                                 4,211
    Shopping center                           6,343
    Accumulated depreciation                   (891)
  Joint venture in Cowesett                   6,179
  Non-earning land                              776
                                        -----------
                                             23,738
Less allowance for losses                      (275)
                                        -----------
                                             23,463
Marketable equity securities                  1,088
Cash and cash equivalents                       875
Accrued interest and
  other receivables                             423
                                        -----------
                                        $    25,849
                                        ===========
Liabilities
Minority interest                       $     1,346
Accrued expenses and
  other liabilities                             601
                                        -----------
                                              1,947
                                        -----------
Stockholders' Equity
Common stock, $.50 par value,
  15,000,000 shares authorized,
  2,200,000 shares issued and
  outstanding in 1995 and 1994                1,100
Paid in capital                              24,509
Deficit                                      (2,626)
Unrealized gain on marketable
  equity securities                             919
                                        -----------
                                             23,902
                                        -----------
                                        $    25,849
                                        ===========
          See notes to consolidated financial statements

        CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
              (In thousands, except per share data)

                                      Three Months Ended
                                           March 31
                                     -------------------
                                          1996      1995
                                     --------    -------
Revenues
Revenue from real estate properties       $364      $379
Interest income:
  Mortgage loans                           170       134
  Cash equivalents and other                11        19
Equity in operation of
  Cowesett joint venture                   131         -
Other income                                 2        27
                                     --------    -------
                                           678       559
                                     --------    -------
Expenses
Management fees                             71        76
Real estate expenses
  Operating                                136       130
  Depreciation                              95        90
Professional fees                           31        41
General and administrative                  31        41
Minority interest expense                   22        26
                                     --------    -------
                                           386       404
                                     --------    -------

Income before gain on investments          292       155
                                     --------    -------
Gain on investments
Real estate and mortgage loans              78         -
                                     --------    -------
Net Income                            $    370   $   155
                                      ========   =======


Net Income per share                   $   .17    $  .07
                                      ========   =======

Average number of shares outstanding     2,200     2,200
                                      ========   =======

         See notes to consolidated financial statements

        CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
                         (In thousands)

                                           Three Months Ended
                                                March 31
                                       -------------------------
                                           1996           1995
                                       ----------     ----------
Operating Activities
  Net income                           $      370     $      155
   Adjustments to reconcile
   net income to net cash provided
   by operating activities:
    Amortization of deferred financing
      fees and discount on mortgage loans     (13)           (15)
    Depreciation                              123             90
    Joint Venture investment                 (158)             -
    Gain on investments                       (78)             -
    Other                                     (11)           (16)
    Net change in receivables, payables
     and other assets                           -             43
                                      -----------     ----------
Cash provided by operating activities         233            257
                                      -----------     ----------
Investing Activities
  Collections on mortgage loans                 5              1
  Improvements to real estate                 (49)            (1)
  Proceeds from sale of real estate             -            265
                                      -----------     ----------
Cash provided by investing activities         (44)           265
                                      -----------     ----------
Financing Activities
  Dividends paid                             (330)        (1,650)
                                      -----------     ----------
Cash used in financing activities            (330)        (1,650)
                                      -----------     ----------
Net increase (decrease) in cash and
  cash equivalents                           (141)        (1,128)
Cash and cash equivalents at
  beginning of year                         1,016          1,660
                                      -----------     ----------
Cash and cash equivalents at
  end of year                         $       875     $      532
                                      ===========     ==========

         See notes to consolidated financial statements

Notes to Consolidated Financial Statements (Unaudited)

(1)  Basis of Presentation

      The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Rule 10-01 of Regulation S-X.
Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The financial statements should be read in conjunction with the annual report and the notes thereto.

(2)  Newly Issued Accounting Standards

        In March 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. There was no effect of adopting Statement 121 in the first quarter of 1996.

(3)  Supplemental Cash Flow Information

                                             Three Months Ended
                                                  March 31
                                         -----------------------
                                            1996           1995
                                         ---------     ---------
     Loan foreclosures added to
       real estate owned                 $       -     $       -
     Loans made to facilitate sales
       of real estate owned                      -             -
     Change in unrealized gain on
       marketable equity securities            413            36

EASTGROUP PROPERTIES
PRO FORMA CONSOLIDATED BALANCE SHEET (Unaudited)
As of December 31, 1995


   The following unaudited pro forma consolidated balance sheet sets forth the effect of the EastGroup Properties proposed merger with LNH REIT, Inc. as if the merger had been consummated on December 31, 1995. The pro forma consolidated balance sheet has been prepared by management of EastGroup based upon the historical financial statements of EastGroup and LNH REIT. This pro forma consolidated balance sheet may not be indicative of the financial position had the merger been in effect on the dates indicated or which may occur in the future. The pro forma consolidated balance sheet should be read in conjunction with the other financial statements and the notes to the financial statements of EastGroup incorporated by reference and LNH REIT enclosed herein.


                                    EastGroup        LNH
                                  December 31,   December 31,     Merger
                                      1995           1995       Pro Forma       Pro Forma
                                  (Historical)   (Historical)  Adjustments    Consolidated
                                        (In thousands, except per share data)
ASSETS
Real estate properties (net of
  accumulated depreciation)       $136,398       $ 10,611        $ (3,728)    (1) $143,281
Investment in joint venture        -               6,011           (2,150)      (1) 3,861
Mortgage loans (net of
  allowance for losses)           6,008          6,860           -            (1) 12,868
Land and land purchase-
  lease backs                     1,327          -               -               1,327
Investment securities              6,811           675             -                7,486
Equity method investments          3,976           -                (3,976)      (1)      -
Cash and cash equivalents          26              1,016            -                1,042
Other assets                       3,409           502              (49)         (2) 3,862
                                   $157,955        $ 25,675         $ (9,903)        $173,727

LIABILITIES
Mortgage notes payable             $ 67,203        -                -                $ 67,203
Notes payable to banks             4,359           -                -                4,359
Accounts payable, accrued
  expenses and other liabilities  2,584          750             $(49)        (2) 3,285
Minority interest                  909             1,476            -                2,385
                                    75,055         2,226            (49)             77,232

SHAREHOLDERS' EQUITY
Shares of beneficial interest       4,232           1,100           (1,100)      (1) 4,850
                                                                       618       (1)
Additional paid-in-capital         68,344          24,839           (24,839)     (1) 81,371
                                                                     13,027      (1)
Unrealized gain (loss) on          667             506              (506)        (1) 617
  securities                                                         (50)        (1)
Undistributed earnings(deficit)    9,657           (2,996)          2,996        (1) 9,657


                                    EastGroup        LNH
                                  December 31,   December 31,     Merger
                                      1995           1995       Pro Forma       Pro Forma
                                  (Historical)   (Historical)  Adjustments    Consolidated
                                             (In thousands, except per share data)

                                   82,900          23,449           (9,854)          96,495
                                   $157,955        $ 25,675         $(9,903)         $173,727

Book value per share                   $19.59           $10.66                           $19.90
Shares outstanding
 (In thousands)                   4,232          2,200                          4,850

EASTGROUP PROPERTIES
NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET (Unaudited)
As of December 31, 1995

1.EastGroup issues 618,490 shares to all LNH REIT shareholders
  (except for EastGroup) in exchange for all LNH REIT shares outstanding. The 515,200 LNH REIT shares owned by EastGroup (representing 23.42% of the total shares outstanding) are retired. The merger with LNH REIT is accounted for under the purchase method of accounting.

   LNH REIT shares outstanding                      2,200,000
   Less LNH REIT shares owned by EastGroup          (515,200)
                                                    1,684,800
   Exchange ratio (8.10/22.0625)                        .3671
   New EastGroup shares issued                        618,490
   Market value per EastGroup share                  $22.0625
                                                 $ 13,645,000
   EastGroup's investment in LNH at
     December 31, 1995                              3,976,000
   Eliminate unrealized gain - investment in LNH      (50,000)
   EastGroup's cost of LNH REIT's net assets     $ 17,571,000


  The difference between LNH's book value and EastGroup's cost is allocated to LNH's noncurrent assets (real estate and joint venture) based upon relative fair values.

   Cost                         $ 17,571,000
   Book value                     23,449,000
   Difference                   $ (5,878,000)

   Difference is allocated as
   follows:
        Real estate             $ (3,728,000)
        Joint venture             (2,150,000)
                                $ (5,878,000)


2.Eliminate LNH's management fee payable to EastGroup against EastGroup's management fee receivable.


EASTGROUP PROPERTIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For the year ended December 31, 1995 and the three months ended
March 31, 1996


   The following unaudited pro forma consolidated statements of operations for the year ended December 31, 1995 and the three months ended March 31, 1996 set forth the effect of EastGroup's proposed merger with LNH REIT as if these transactions had been consummated on January 1, 1995. These pro forma consolidated statements of operations have been prepared by management of EastGroup based upon historical statements of operations of EastGroup and LNH REIT. These pro forma statements of operations may not be indicative of the results that actually would have occurred if the transactions had been in effect on the dates indicated or which may be obtained in the future. These pro forma statements of operations should be read in conjunction with their notes and the other financial statements and notes to the financial statements of EastGroup incorporated by reference and LNH REIT enclosed herein.

EASTGROUP PROPERTIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For the year ended December 31, 1995

                                    EastGroup          LNH
                                 December 31,    December 31,      Merger
                                     1995            1995         Pro Forma      Pro Forma
                                 (Historical)    (Historical)    Adjustments    Consolidated
                                       (In thousands, except per share data)
   REVENUES
   Income from real estate
    operations                   $ 28,386         $ 1,451          -               $ 29,837
   Land rents                     217               -                 -                217
   Equity in earnings of real
     estate investment trust     203              -                (203)       (2)     -
   Interest:
     Mortgage loans               1,036             889               -                1,925
     Other                        -                 52                -                52
   Other                          422               87                (146)    (3)     363
                                   30,264           2,479             (349)            32,394
   EXPENSES
   Management fees                -                 294               (294)       (4)     -
   Operating expenses from real
     estate operations           11,575           521              -                   12,096
   Interest expense               6,287             -                 67          (5)  6,354
   Depreciation and               5,613             369               -                5,982
   amortization
   Minority interest in joint
     ventures                    220              98               -                   318
   Provision for losses           -                 189               -                189
   General and administrative
     expenses                    2,180            499              125         (6)     2,804

                                    EastGroup          LNH
                                 December 31,    December 31,      Merger
                                     1995            1995         Pro Forma      Pro Forma
                                 (Historical)    (Historical)    Adjustments    Consolidated
                                             (In thousands, except per share data)

                                  25,875            1,970             (102)            27,743
   Income before gain
     on investments              4,389            509              (247)              4,651

   GAIN ON INVESTMENTS
   Real estate and mortgage       3,322             535               (3,857)     (1)    -
   loans

   NET INCOME                     $ 7,711           $ 1,044           $(4,104)         $ 4,651
   Net income per share               $1.82               $.47                              $.96
   WEIGHTED AVERAGE SHARES
     OUTSTANDING            (7)  4,226            2,200                           4,844

EASTGROUP PROPERTIES
NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the year ended December 31, 1995

(1)    EastGroup and LNH dispositions:

   The operating revenues and expenses associated with EastGroup's acquisitions and dispositions in 1995 are immaterial. Gain on dispositions of $3,322,000 in 1995 has been removed in determining pro forma net income.

   The operating revenues and expenses associated with the LNH acquisitions and dispositions in 1994 and 1995 are immaterial.
   Gain on dispositions of $535,000 in 1995 has been removed in determining pro forma net income.

(2)    Eliminate equity in earnings of LNH REIT, Inc.

(3)    Eliminate equity in earnings of EastGroup Managers, Inc.

(4)    Eliminate LNH management fee expense to LNH REIT
       Managers.

(5)    Increase interest expense for borrowings to purchase LNH
       Shares from the Walker Interests. The borrowings to purchase these shares was $3,070,000 at an average rate of 8.5% for one quarter in 1995.

(6)    Eliminate management fee income received from LNH REIT
       Managers.

(7) Weighted average EastGroup Shares outstanding were computed as follows:

                                            Twelve Months
                                               Ended
                                         December 31, 1995
                                           (In thousands)
   Historical weighted average
     EastGroup Shares outstanding        4,226
   EastGroup Shares issued in merger
    with LNH REIT                        618
   Pro forma weighted average
    EastGroup Shares outstanding         4,844

EASTGROUP PROPERTIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For the three months ended March 31, 1996
                                    EastGroup          LNH
                                   March 31,       March 31,       Merger
                                     1996            1996         Pro Forma      Pro Forma
                                 (Historical)    (Historical)    Adjustments    Consolidated
                                       (In thousands, except per share data)
   REVENUES
   Income from real estate
    operations                   $ 6,853          $ 364            -               $ 7,217
   Land rents                     52                -                 -                52
   Equity in earnings of real
     estate investment trust     40               -                (40)        (2)       -
   Interest:
     Mortgage loans               246               170               -                416
     Other                        -                 11                -                11
   Other                          221               133               (36)        (3)  318
                                   7,412            678               (76)             8,014
   EXPENSES
   Management fees                -                 71                (71)        (4)     -
   Operating expenses from real
     estate operations           2,741            136              -                    2,877
   Interest expense               1,527             -                 -                 1,527
   Depreciation and               1,424             95                -                 1,519
   amortization
   Minority interest in joint
     ventures                    32               22               -                 54

                                    EastGroup          LNH
                                   March 31,       March 31,       Merger
                                     1996            1996         Pro Forma      Pro Forma
                                 (Historical)    (Historical)    Adjustments    Consolidated
                                             (In thousands, except per share data)
   General and administrative
     expenses                    512              62               31          (5)      605
                                  6,236             386               (40)             6,582
   Income before gain
     on investments              1,176            292              (36)               1,432

   GAIN ON INVESTMENTS
   Real estate and mortgage       1,353             78                (1,431)     (1)     -
   loans

   NET INCOME                     $ 2,529           $ 370             $(1,467)         $ 1,432
   Net income per share                $.60               $.17                            $.30
   WEIGHTED AVERAGE SHARES
     OUTSTANDING           (6)   4,235            2,200                                4,853

EASTGROUP PROPERTIES
NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended March 31, 1996

(1)    EastGroup and LNH dispositions:

   The operating revenues and expenses associated with
   EastGroup's disposition in 1996    is immaterial.  Gain on
   disposition of $1,353,000 in 1996 has been removed in determining pro forma net income.

   The operating revenue and expenses associated with the LNH disposition in 1996 are immaterial. Gain on disposition of $78,000 in 1996 has been removed in determining pro forma net income.

(2)    Eliminate equity in earnings of LNH REIT, Inc.

(3)    Eliminate equity in earnings of EastGroup Managers, Inc.

(4)    Eliminate LNH management fee expense to LNH REIT
       Managers.

(5)    Eliminate management fee income received from LNH REIT
       Managers.

(6) Weighted average EastGroup Shares outstanding were computed as follows:

                                             Three Months
                                               Ended
                                           March 31, 1996
                                            (In thousands)
   Historical weighted average
     EastGroup Shares outstanding        4,235
   EastGroup Shares issued in merger
    with LNH REIT                        618
   Pro forma weighted average
    EastGroup Shares outstanding         4,853